UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2016

HASBRO, INC.
(Exact name of registrant as specified in its charter)

RHODE ISLAND	1-6682	05-0155090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND		02861
(Address of Principal Executive Offices)		(Zip Code)

(401) 431-8697
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16th, 2016, Hasbro, Inc. (the “Company”) and Brian Goldner, Hasbro’s Chairman, President and Chief Executive Officer, entered into an amendment to Mr. Goldner’s employment agreement (the “Amendment”) with the Company. The Amendment extends the term of Mr. Goldner’s employment with the Company for an additional three years.  Mr. Goldner’s October 4, 2012 employment agreement, as amended on August 5, 2014 (the “Employment Agreement”), previously provided that the term of his employment with the Company would end on December 31, 2017.  Under the Amendment, the term of Mr. Goldner’s employment with the Company is extended through December 31, 2020.  Under the Amendment, all references to Mr. Goldner’s title are amended to read President, Chairman and Chief Executive Officer.

The Amendment also provided that beginning on January 1, 2017 Mr. Goldner’s: (i) annual base salary is increased from $1,300,000 to $1,500,000, (ii) target annual management incentive bonus is increased from 150% to 175% of earned based salary, and (iii) target annual long-term incentive award is increased from 400% to 450% of annualized base salary.

Except as set forth in the Amendment, the terms of the Employment Agreement are unchanged and remain in full force and effect.  A copy of the Amendment is filed as Exhibit 10.1 to this report and a copy of the press release issued by the Company reporting the extension of Mr. Goldner’s Employment Agreement is attached as Exhibit 99.1 to this report.  For a description of the other terms of the Employment Agreement, which are not changed by the Amendment, refer to the Current Reports on Form 8-K which were filed on October 11th, 2012 and August 6th, 2014.

Item 9.01  Financial Statements and Exhibits

(d)       Exhibits

10.1     Amendment, dated December 15, 2016, to the Amended and Restated Employment Agreement between Mr. Goldner and Hasbro, Inc., dated October 4, 2012.

99.1     Press Release dated December 20, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.
(Registrant)

By:	/s/ Deborah Thomas
Name:	Deborah Thomas
Title:	Executive Vice President and Chief Financial Officer

Date: December 20, 2016

Hasbro, Inc.

Current Report on Form 8-K

Dated December 20, 2016

Exhibit Index

Exhibit No.

10.1     Amendment, dated December 15, 2016, to the Amended and Restated Employment Agreement between Mr. Goldner and Hasbro, Inc., dated October 4, 2012.

99.1     Press Release dated December 20, 2016.